UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2006

QPC LASERS, INC.

(Exact name of registrant as specified in charter)

(formerly known as Planning Force, Inc.)

Nevada	000-28153	20-1568015
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

15632 Roxford Street
Sylmar, California 91342

(Address of Principal Executive Offices)

(818) 986-0000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on May 12, 2006, QPC Lasers, Inc. (the “Registrant” or “QLI”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Julie Morin (referred to as the “Majority Shareholder”) and the Registrant on the one hand, and Quintessence Photonics Corporation, a Delaware corporation (“Target” or “QPC”), and the shareholders of substantially all of Target’s common stock (the “Target Shareholders”) on the other hand. Under the Exchange Agreement, on the Closing Date, the Registrant issued one share of the Registrant’s Common Stock (the “QLI Shares”) to the Target Shareholders in exchange for each share of Target common stock and issued an aggregate of 26,986,119 QLI Shares (“Target Shares”). In addition, all options, warrants and convertible notes (“Derivative Security”) that may be exercised or converted into Target Shares shall be exchanged for Derivative Securities that may be exercised or converted into QLI Shares. The number of QLI Shares underlying the new QLI Derivative Security will equal the number of QLI Shares that would have been issued to the Target security holder, had he exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing. Pursuant to the Exchange Agreement, QLI issued options, warrants or convertible notes that may be exercised or converted, as the case may be, into 10,776,879 QLI Shares.

The QLI Shares issued at closing shall equal at least 87% of the outstanding shares of the Registrant’s common stock. In addition, on the Closing Date, Target will purchase 48,294,115 QLI Shares from Julie Morin for $250,000. Target has since retired these 48,294,115 shares.

The closing of this transaction (the “Closing”) occurred on May 12, 2006 (the “Closing Date”).

Item 2.01 Acquisition or Disposition of Assets

Under the Exchange Agreement, on the Closing Date, the Registrant issued QLI Shares to the Target Shareholders in exchange for at least 98% of the capital stock of Target. The Registrant issued one QLI Share to the Target Shareholders in exchange for every Target Share. In total, the Registrant issued 26,986,119 QLI Shares to Target Shareholders. In addition, all options, warrants and convertible notes (“Derivative Securities”) that may be exercised or converted into Target Shares were exchanged for Derivative Securities that may be exercised or converted into QLI Shares. The number of QLI Shares underlying the new QLI Derivative Security will equal the number of QLI Shares that would have been issued to the Target security holder, had such holder exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing. As a result of the Exchange, Target shareholders owned 87% of QLI after the Closing Date.

In addition, on the Closing Date, Target will purchase 48,294,115 QLI Shares from Julie Morin for $250,000 in cash. Target has since retired these 48,294,115 shares.

The acquisition will be accounted for as a reverse merger (recapitalization) with QPC deemed to be the accounting acquirer and QLI deemed to be the legal acquirer.

The parties’ completion of the transactions contemplated under the Exchange Agreement (the “Closing”) were subject to the satisfaction of certain contingencies including, without limitation, the lack of breach of any representations and warranties and performance of certain covenants. The directors of the Registrant and holders of a majority of QLI Shares have approved the Exchange Agreement and the transactions contemplated thereunder. Target’s directors and the Target Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”).

The closing of this transaction (the “Closing”) occurred on May 12, 2006 (the “Closing Date”).

Prior to the transaction, the Registrant was a company providing event and retreat planning services for corporate customers. Since inception in August 2004, this business has generated minimal revenue for the Registrant. From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Target.

In this report, when we use phrases such as "we," "our," "company," "us," we are referring to QPC Lasers, Inc. and Target as a combined entity.

DESCRIPTION OF BUSINESS

Target was founded in November 2000 with backing from strategic and venture capital investors to design and manufacture next-generation, high performance semiconductor lasers and associated optical components. Our proprietary technology platform was developed by a staff that includes ten Ph.D.s as well as other eminent scientists and engineers in the field of high-powered lasers. Our intellectual property consists of 16 patents (three issued and 13 pending) as well as trade secrets, and is expected to, over the next 12 to 24 months, enable QPC to introduce high performance, low-cost lasers to address a multi-billion dollar global marketplace.

Overview

We design and manufacture next-generation high brightness lasers for a variety of commercial and military purposes. We believe our technology platform will enable us to replace or improve legacy laser technologies embedded in the manufacturing infrastructure of the industrialized world, and could enable the widespread deployment of directed energy weapons and infrared countermeasures for use in defense and homeland security.

With the collaboration of our 13 senior staff level laser scientists, including ten Ph.D.s, we have developed multiple breakthrough technologies, with each representing large-scale commercial potential and when taken together constitute a unique and broad portfolio of intellectual property. We have a number of important technologies that address different issues of laser performance. Specifically, we believe we have technology for the industry’s highest brightness diode lasers for “pumping,” the highest beam quality for focus on a tight spot, the highest optical power density, the most robust and precise wavelength control, the highest efficiency, and the world’s most advanced technology for mid-infrared diode lasers, for homeland security and defense applications.

We believe we have also produced the world’s only monolithic surface emitting arrays, wherein we may aggregate hundreds of high power lasers onto a single semiconductor chip. This development is analogous to the advancement from the transistor to the integrated circuit, or from the mainframe to the personal computer. It allows us to reproduce lasers in high volume, assemble them inexpensively, and create a finished product that is easy to cool and possesses high power density.

We have designed and are developing, subject to additional funding, the world’s only on-chip wavelength “conversion” (shortening or lengthening wavelengths beyond conventional ranges for diode lasers) and control. This technology is capable of generating wavelengths for detecting pollution, hazardous materials and chemical explosives; it also is conducive to establishing effective countermeasures for heat-seeking missiles. We have industry leading eye-safe laser technology for producing a “directed energy weapons” arsenal for the U. S. military, and for the creation of eye-safe laser products for surgery, hair, tattoo and acne removal, and other commercial applications.

Target was founded in 2000 by Dr. Jeffrey Ungar, a Caltech scientist and former head of Advanced R & D at Ortel, and George Lintz, MBA an entrepreneur with fifteen years of investment banking and finance industry experience. Under their administration, QPC has built a staff of more than 26 employees, including prominent scientists and engineers. By 2002, we had created a state-of-the-art production facility that covers 18,000 square feet and allows us to conduct nearly all of our operations on site, including R&D, semiconductor wafer fabrication, processing and packaging. In its present configuration, our plant has the capacity to produce three million devices per year and it is scalable to an estimated 20 million devices.

In the same year, we also produced the “first light” from our laser devices and procured our initial government contracts. In 2003, we phased in these government contracts and focused on product development for industrial, medical and defense purposes. In 2004, we initiated our first commercial shipments of Generation I devices and in 2005, we introduced and began to market Generation II products, hired worldwide sales representatives and attracted several OEM orders.

Since our inception, we have received over $2.8 million of development contracts from the United States Navy, United States Army, United States Missile Defense Agency, prime defense contractors in the United States and Israel. Furthermore, we have raised approximately $29.5 million in four separate rounds of equity financing.

Industry Overview

By 1954, physicist Charles Townes had spent $30,000 in government funds developing the maser, the precursor to the laser. Today, lasers constitute a multi-billion dollar industry. From laser surgery to CD players and grocery-store checkout scanners, daily living is enhanced by a basic discovery that was originally thought by some to have no practical uses. The diversity of laser types and applications continues to grow through research conducted at university, industrial and federal labs.

“LASER” is an acronym of light amplification by stimulated emission of radiation. A laser converts electricity into light and delivers a large amount of energy to a small, designated area. In general, there are three main types of commercial lasers: gas, solid-state and semiconductor (or “diode”). The major difference between a laser and any other sort of light source, such as a light bulb, is that a laser is focused and directed. In the case of a light bulb, there is a hot cylinder at the core and it distributes light in many different directions and in a range of colors, or wavelengths. Thus, light bulbs are very useful in illuminating large areas but they are essentially useless in directing energy to a small area. On the other hand, lasers are well suited to concentrating energy in a small area because the beam quality (a measure of how directional the beam is) is significantly higher. Furthermore, lasers produce light at essentially the exact desired color (wavelength) or a very closely banded range of colors.

With recent advances in technology, the diode laser—our core product—is becoming dominant in the several markets that rely on low power lasers. In fact, in the telecommunications and optical fiber industries, diode lasers have become the standard and have virtually replaced all other types. However, with respect to most industrial applications, such as plastics welding, metal welding, soldering, surface hardening and coarse marking, gas lasers remain dominant because high-powered diode lasers, prior to our technology breakthroughs, have been unable to be focused down into a tight spot. Or in technical parlance, they lack the required “brightness.”

The Gas Laser

The gas laser was one of the first lasers to find practical application. Generally, the pumping mechanism is an electric discharge, although some high-power forms employ chemical reactions or gas compression. The helium-neon, argon-ion and carbon dioxide lasers are examples of gas lasers. With gas lasers, ownership costs are high and they are at a competitive disadvantage. They are expensive to purchase, occupy large amounts of floor space, have low efficiency rates—consuming approximately 100 times as much energy as they emit—and require vast cooling systems to handle the excess heat that is wasted in the process. Their principal attribute is they produce a beam of good quality, or brightness.

The Solid-State Laser

This class of laser utilizes a transparent substance (crystalline or glass) as the active medium, doped to provide the energy states necessary for lasing. The pumping mechanism is the radiation from a powerful light source, such as a flash lamp. The ruby and Nd:YAG lasers are solid-state lasers.

High power solid-state units are still expensive and large (the size of a minivan). They have low (but higher than gas lasers) efficiency rates in the 1 to 5% range, which means that only a fraction of the power used in the process is actually transmitted to the laser while the balance is wasted, as heat. As a result, solid-state lasers require significant cooling infrastructure. Solid-state lasers, as is the case with gas lasers, offer good beam quality. In addition, solid-state lasers may be made more efficient with diode pumps.

The Semiconductor (or Diode) Laser

This category of laser converts electricity directly into light in a semiconductor chip without any other medium (such as gas or a crystal). The diode is designed to use stimulated emission to form a coherent light output. Semiconductor lasers are compact, affordable and highly efficient, and may be manufactured in large quantities. Typically, diodes successfully convert over 50% of the electric power source into the laser beam. Their major disadvantage is they generate low beam quality, or they lack brightness.

The QPC Diode Laser

We believe that QPC has unique high power laser diode technology platforms that combine high beam quality and power with high efficiencies and low cost of manufacture unmatched by competing laser technology. These platforms (see “Technology Platform” section) include a “Surface Emitting Array” technology that permits fabrication of complete high power arrays on a single chip, novel processes for fabricating diodes that are intended to operate at 300% of the power of conventional chips without burning out, and laser diode designs that have ten times (10x) the brightness of conventional diode lasers. These technologies are protected by patents and by trade secrets, as appropriate.

Using these technologies, we are developing breakthrough Generation III direct-diode laser subsystems that may yield factor-of-ten improvements in size, weight, efficiency and cost over conventional solid-state lasers. The following table illustrates the commercially significant advantages that our Generation III (prototypes expected to be released in the fourth quarter of 2006) laser has over the solid state, which is embedded in the global manufacturing infrastructure.

QPC’s Comparison of Gas/Solid State Lasers with Generation III QPC Laser*

	Gas/Solid State Laser	QPC Direct-Diode
Power Output:	Two kilowatts	Two kilowatts
Size:	2.0 cubic meters	0.1 cubic meters
Weight:	2000 kilograms	less than 250 kilograms
Power Consumption:	30 to 60 kilowatts	3 to 5 kilowatts
Price:	$500,000 to $1,000,000	$50,000 to $100,000

* Based on preliminary prototype designs of the Generation III QPC Direct Diode Laser

Product Offerings and Applications

Through our research & development efforts, we believe we haved improved upon the disadvantages of incumbent technology: high cost of acquisition and operation, large size and enormous weight, inefficiency in the use of electric power, and low brightness. We intend to launch our product offerings in three distinct phases. Our Generation I offerings, released in 2004, are currently available to the pumping, industrial, defense and medical markets. They are designed to establish market presence and garner immediate revenues by being superior in terms of cost, reliability, efficiency and power brightness. Generation I products include single emitters, mounted and unmounted bars covering wavelengths from 800 nanometers (nm) to 1,500nm and power levels ranging from 2.5 W (single stripe) to 50 W (25 element array). These products are currently in qualification at 25 customers including defense contractors, industrial laser system manufacturers, and medical laser manufacturers. Repeat and/or production quantity orders have been received from several customers.

We recently released four of our Generation II products for sale in January 2006. These products deploy our unique chip technology and offer enhanced brightness over the first generation products. Generation II products are under purchase orders from multiple customers including defense contractors, medical device companies, research institutions and industrial companies. We believe that our Generation II products include two significant advantages over other available diodes: (1) our non-absorbing mirror technology generates significantly higher power without causing catastrophic optical damage (“COD”); and (2) our internal gratings enable our customers to specify exact, desired wavelength within +/- 0.5 nanometers. Internal gratings eliminate the requirement for customers to cool or heat their diodes to achieve a specified wavelength. We believe that no other diode manufacturer has technology that can compete with these two QPC advantages and we have obtained commercial and government contracts to support the further development of these products.

With respect to longer-term Generation III products designed to combine surface emitting and extreme brightness technologies, development contracts have been received from various areas of the United States Department of Defense. We are on schedule to release Generation III prototypes in the fourth quarter of 2006. With these products it is our intention to penetrate the multi-billion dollar solid-state and gas laser markets—particularly industrial welding—by replacing them with powerful and inexpensive Generation III diode solutions. In addition, we believe that this class of products will establish new markets in homeland security and defense, such as directed energy weapons, that are low cost, small, light, rugged and efficient.

Product Applications

The following are examples of applications of our laser products. All of these markets may be addressed by our Generation I and/or II products, except “Materials Processing,” and certain Homeland Security applications which we believe will be addressed by our Generation III products.

Laser Pumping

Presently, the most common application of semiconductor lasers is “pumping” (or energizing) other lasers. In diode pumped laser architectures, the semiconductor laser light “pumps” or energizes the gain medium that is configured inside its own laser cavity. The pump light is absorbed by the crystal or fiber, and a solid state or fiber laser is created. Diode pumping has significant advantages over traditional approaches that utilize lamps as pumps. In fact, nearly every important parameter of a laser system is improved with diode pumped architectures: system size, weight, performance, beam quality, waste heat (efficiency), complexity and cost of ownership.

Defense and Homeland Security

Because of their compact size, light weight and ruggedness, semiconductor lasers are ideal for military and aerospace applications. Used directly or as pumps for other lasers, semiconductor lasers are introduced in a wide variety of applications including the transmission of optical energy to a target and receiving a portion of it back in order to remotely measure various physical properties of the target. QPC’s technology is enabling diode lasers to be used directly in applications where traditional lasers have been an imperfect solution, i.e., countermeasures, target designation and laser weapons.

Defense lasers that transmit energy to the target are common at both low and high power levels. On the low power end (less than 500 milliwatts), direct diode lasers are used for free-space communications for line of sight transmission. Laser communication is preferable to radio frequency (RF) communication because RF signals identify the location of the transmitter and can be easily intercepted. On the other hand, laser communications cannot be detected unless the eavesdropper is in the exact line of the laser beam, between the transmitter and the receiver, and knows the exact wavelength to seek. The drawback of free-space laser communications is that fog and battlefield smoke can interfere with the signal. With QPC’s mid-infrared wavelength capabilities, it is possible to penetrate fog and smoke more than 10,000 times better than traditional near infrared wavelengths. At slightly higher power, direct diode lasers are used to initiate ordinances. For even higher powers and long wavelengths, diode lasers can be used directly (or through pumped solid-state lasers) to disable incoming heat-seeking missiles. At the highest power levels of 50 to 100 kilowatts, and eventually megawatts, high energy lasers for tactical weapons are being developed. The lasers can be deployed by land, sea and air in the years to come.

Another class of defense laser is one that is used to extract information from a target. At the low power end, for example, range-finding lasers allow users to measure distance and illuminators allow the user to view unprecedented levels of detail. At the higher power, remote sensing and LIDAR lasers allow the user to detect bio-chemical agents, clear air turbulence and other atmospheric conditions. Target designation lasers are used to remotely point to a target and they are particularly useful for non-stationary targets.

Materials Processing

Laser materials processing is one of the world’s largest laser markets, with applications ranging from metal cutting and welding at the high power levels, to marking and plastics welding at low powers. Diode lasers are ideal for materials processing because of their high efficiency and compact size compared to conventional gas and solid-state laser solutions. Using our high brightness diode lasers, a large number of applications including marking, cutting of non-metals and metals, and metal welding will be improved.

Medical Treatment

At present, a variety of medical applications utilize diode lasers as either pump lasers or as direct diode treatment because of their compact size, efficiency, low cost and ability to produce large optical energies. Hair removal, dental, ophthalmic and other dermatological applications utilize diode laser light directly. The wavelength of the light is critical to the treatment efficacy and the laser source is selected to match the absorption lines of various skin, blood or organ constituents, or that of an injected dye. In many cases, the light is delivered through a fiber by way of a catheter or scope that needs to be extremely small, resulting in the need for high brightness fiber coupled with diode lasers.

Scientific Research

Spectroscopy and atomic physics typically require that semiconductor lasers be carefully designed to match the wavelength, spectral width and output power requirements of the atom or molecule being manipulated or examined. By illuminating a sample with the proper wavelength of laser light, one can determine the constituents, deliver energy to the sample in order to induce or control chemical reactions, heat and or cool, and even physically manipulate the sample.

Medical Imaging

Medical imaging is also an important emerging application of diode lasers. Traditional MRI technologies utilize the inherent electro-magnetic dipole associated with the water molecules to produce images within the human body. However, several organs such as the lungs and brain, are difficult to image effectively because of their relative lack of water. In order to dramatically enhance magnetic resonance imaging in these applications, diode lasers are used to produce a vapor that is delivered into the intended area of imaging. The inert gas does not react with the organ that is being imaged, but its presence allows the MRI to produce images with significantly higher resolution and contrast than an ordinary MRI.

With respect to other potential applications beyond medical imaging, research is being conducted to use technology advances to evaluate the structural integrity of bridges and buildings, and in searching for oil.

Printing, Graphic Arts & Display

High power semiconductor lasers are used in the printing process for a wide variety of print media including magazines, posters and newspapers. The most common application is thermal computer-to-plate imaging in which diode lasers are used to write printing plates. Our high brightness semiconductor laser technology is also creating a broader range of printing applications such as flexography and eventually on-press imaging.

Thermal computer-to-plate imaging has significant advantages over traditional analog film and plate technology, both of which use UV lamps. The elimination of film from the workflow dramatically reduces the start-up time for printers and allows them more flexibility in getting jobs on and off the press. Additionally, the thermal computer-to-plate process allows the user to work in white light, versus a dark environment. Printing quality is generally improved and costs are reduced by the removal of the image setter, processor, stripper, etc. Furthermore, in the area of digital light projection (or display), we believe the sizeable home theater and rear projection markets will migrate toward laser light sources for longer life, more efficient use of electrical power and sharper images.

Commercial Laser Markets

We estimate that the global laser market is greater than $5 billion in annual revenues. Lower margin, commodity diodes (optical storage and telecommunications) represent over 50% of the market, and we do not consider this sector economically attractive. The remaining, higher margin marketplace, which is where we are positioned, is comprised of non-diode lasers and high power diodes. In the future, we believe that emerging applications, including defense and display, will increase the overall size of the market. Market sizes in this section are primarily derived from Laser Focus World, January 2005 and February 2005 issues, and secondarily from market participant inquiries.

Target Markets

QPC’s higher-margin target markets include the $2 billion non-diode segment, the $220 million high power diode segment, and the emerging markets (defense and display) that we anticipate will each grow in size to more than $1 billion over the next several years. Today, the $2 billion industrial high power laser market is segmented as follows: materials processing ($1 billion), medical ($400 million), semiconductor ($312 million), scientific/research ($150 million), instrumentation/biotech (greater than $80 million), and printing ($40 million).

Even though diode lasers are more affordable, compact and efficient, they have experienced only a 10% penetration rate of the industrial market. This historically low adoption rate is related to the poor beam quality associated with diode lasers. We believe that, with our superior diode laser product, which has better beam quality than other commercially available diode and non-diode lasers, we will be able to gain market share vis-à-vis our competitors.

Materials processing (welding, cutting, drilling, heat treatment, marking) is a large, $1 billion addressable market. Diodes have only reached a fraction of the market with $5 million in sales (for direct diode applications; and somewhat more through pumping, or indirect applications). In the $400 million medical area (ophthalmology, therapeutic, dermatology, dental), diode sales are approximately $60 million. One near-term opportunity for us is in the area of laser hair removal and skin treatment, particularly tattoo removal and acne treatment. Procter & Gamble, Gillette and Johnson & Johnson intend to make laser consumer products and QPC believes it is positioned, because of its capabilities at eye-safe wavelengths, to be a laser supplier to these consumer giants. Another immediate market opportunity is in the treatment of varicose veins where a major medical system manufacturer already considers QPC to be the preferred manufacturer for its laser diodes.

With respect to $312 million of semiconductor applications (lithography, via drilling, inspection/defect analysis and repair), diodes have experienced zero penetration. In science/research ($150 million) and instrumentation/biotech (approximately $75 million in sales for DNA sequencing, microscopy, flow cytometery), diode lasers have negligible market share.

Diode lasers have been more successful in penetrating the $40 million printing and reprographics field (computer-to-plate for magazines, newspapers, photofinishing) with approximately 50% market share. Companies using large volumes of diode lasers on a large-scale basis are Kodak (through its recent acquisition of CREO), Heidelberg, Agfa and Dainippon Screen. QPC’s designs bring the cost of diodes down to one tenth of the prevailing industry cost. Finally, in the area of diode pumping of (solid state and fiber) lasers, which is a $115 million market, diodes have 100% market share.

In the future, we intend to address what we consider to be attractive emerging markets, those of defense and display, both of which we estimate will become billion dollar niches. Defense applications include high-energy lasers for directed energy weapons, countermeasures for heat seeking missiles, target designation, remote sensing/LIDAR (light detection and ranging), ordinance initiation, illumination and display.

The Department of Homeland Security has earmarked $120 million for the testing of laser countermeasures and has been directed by Congress to move rapidly to adapt military technology to approximately 7,000 commercial jets in the U. S. alone. According to a recent study by Congress, more than 350,000 shoulder-fired missiles exist in government arsenals throughout the world. Unfortunately, not all of these missiles are properly accounted for and they are subject to black market trafficking. In the face of this potential threat, the Department of Homeland Security has mandated that commercial jets be equipped with laser systems to confuse heat-seeking missiles.

A Rand Corporation study estimates that using current technology—diode pumped YAG systems with frequency conversions—it would cost $1.6 million to equip each aircraft with these defensive capabilities. Besides the total cost of $11 billion for such a project, YAG lasers are bulky, inefficient, expensive, and sensitive and require frequent, critical adjustments. Over time, Northrop Grumman estimates that it will be possible to bring the cost per aircraft down to the $1 million level. We believe that this cost could be reduced below $1 million using QPC’s mid-Infrared, or mid-IR, technology, which is small, compact, durable and easily manufactured. With the cost of the laser representing roughly one half of the entire system’s price tag, this project area is a compelling target for us.

Another attractive market opportunity lies in the directed energy weapons (“DEWs”) field, wherein laser weapons are expected to replace more traditional ordinance. We estimate that 2,000 to 10,000 DEWs will be deployed and that the cost (of the laser portion of each system) will be approximately $1 million. This translates into an addressable market with a potential of $2 billion to $10 billion and we have received DOD funding to develop this capability.

In 2005, annual diode laser sales for defense purposes were only in the $15 million range, worldwide. Another promising field is display (laser television, laser theatre, boardroom projection, micro-display for laptops and telephones) and QPC intends to pursue its technology advantages to develop the potential of this sector. The home theater market is evolving toward laser light sources for longer life, more efficient use of electrical power and sharper images. The major participants in this area are Sony, Samsung and Texas Instruments, according to U. S. Display Consortium. While there is no current market for laser projection television sets because the technology has not been released, we believe that our technology will enable us to replace a significant portion of the multi-billion dollar rear projection television market will migrate toward laser light sources for longer life, more efficient use of electrical power and sharper images.

Competition

Other companies design and manufacture surface emitting lasers but they are lower powered, lower performance and generate lower yields. These manufacturers can produce individual laser diodes that work well but they cannot produce a chip with 10, 20 or 50 laser diodes, all of which are operating on high power and generating high yields. In addition, competitors offer traditional architecture for making surface emitting lasers at a fraction of a watt (milliwatts or microwatts) versus QPC’s chips that produce hundreds of watts.

Management believes that our competitors who are working on improving diode technology are using traditional designs and trying to enhance laser performance with technology that is decades old. On the other hand, we have developed completely new technology platforms that produce much higher performance at lower costs.

QPC is beginning to compete against large companies such as Coherent and Spectra Physics  and smaller entities such as nLight Photonics and Alfalight. However, we believe that while each competitor offers some commercially attractive features, there is no other company that offers the same range and completeness of features.

The following table highlights our standing with three categories of competitors:

	High Brightness/ Diode Laser Capability	High Power 2D arrays Patents, Capability	Mid-IR laser diodes Patents, Capability	Wafer Fabrication Capability	Personnel experienced in high volume chip production
QPC	Yes	Yes	Yes	Yes	Yes
Larger competitors	No	No	No	Yes	Yes
Packager competitors	No	No	No	No	Yes
Epi-growth competitors	No	No	No	Yes	No

Several types of manufacturers participate today in the $200 million high power diode laser market.  Large manufacturers are typically vertically integrated with high volume semiconductor wafer fabrication capability, but these competitors do not have advanced technologies and patents for high brightness devices, high power, low cost surface emitting arrays, or mid-infrared devices.  Another type of competitor, which we call a “packaging competitor,” focuses on high volume packaging only but lacks wafer fabrication capability or advanced technologies and patents.   Their inability to fabricate wafers combined with their lack of advanced technology makes it difficult for them to innovate new designs and products. A third type of competitor, which we call an “Epi-growth (short for epitaxial) competitor”, has low volume wafer fabrication capability left over from the telecom era, but lacks advanced technologies and patents.  In general, we believe that QPC is the only laser company with wafer fabrication capabilities, high volume experience, and advanced technologies and patents for high brightness devices, high power low cost surface emitting arrays, and mid-infrared devices.

Technology Platform

We have a variety of technologies that we believe are superior to conventional semiconductor-based lasers. To our knowledge, we have technology to produce the industry’s most powerful and bright diode lasers for solid-state laser “pumping”, semiconductor laser arrays with the industry’s highest spectral and spatial brightness, semiconductor lasers with the most robust and effective wavelength control, and the most promising technology for mid-infrared diode lasers for possible use in homeland security and defense.

We have manufactured arrays of laser diodes in which each diode has brightness exceeding conventional arrays by ten times (10x) or more. The high brightness of these arrays allows them to be used in applications such as direct diode materials processing, fiber-core laser pumping or red-green-blue displays that cannot use conventional laser diodes or arrays.

Our surface emitting array technology is a significant achievement in low cost laser manufacturing because for the first time a complete two-dimensional high power array can be produced on a single wafer and packaged on a single cooler. By contrast, conventional laser array technologies require individual manufacture, assembly and testing of each row of an array. Our surface emitting technology, which was developed with funding from the U.S. Navy represents a ten times (10x) decrease in the number of laser chips and coolers required. This technology also represents a breakthrough in reliability, because it eliminates the need for “micro-channel” coolers that are a leading cause of laser burnout.

We have developed high power lasers with on-chip, monolithic wavelength control. These lasers are used for pumping solid-state lasers as well as other applications, and have important advantages over conventional lasers including efficient absorption by the solid-state crystal, and three times (3x) lower temperature sensitivity of wavelength.

We have also developed high power long-wavelength arrays for pumping eye-safe lasers. These are lasers that emit beams that we estimate are nearly a million times less hazardous to the eye than conventional lasers, and are very important for industrial and military lasers in order to reduce the risk of collateral casualties. We have developed eye-safe laser arrays with industry leading performance, and are pursuing, a new class of advanced high performance wavelength stabilized arrays for eye-safe lasers. We believe that the U.S. Army, Navy and Air Force are actively pursuing the development of military lasers. As laser powers continue to increase, we believe the advantages offered by our surface-emitting and eye-safe technologies will become even more compelling.

Laser sources in the mid-infrared range may be of crucial importance for homeland defense against terrorism. They can be used to confuse heat-seeking missiles that might be used to attack airliners and also for early warning of biological and chemical attacks. At present, available sources of mid-infrared laser light are too expensive and delicate for commercial aviation. We have performed an early-stage demonstration of a novel technology for shifting the output of a laser diode into the mid-infrared wavelength range. This should enable us to provide compact, high performance mid-infrared laser diodes at very low cost of manufacture.

Sales and Marketing Plan

In the United States, we have a sales team that sells directly to our customers. In foreign markets, we use distributors to sell our products, and we have existing relationships in France, Italy, Germany, the United Kingdom, Israel, China and Japan. On a global basis, we employ various outside consultants to gain access to new accounts. Our in-house sales team currently consists of a Senior Vice President of Sales and Marketing, a Director of Worldwide Marketing, a North American Sales Manager, and a sales administrator.

Our marketing activities include advertising in several international trade journals and we have published articles in many magazines. Our scientists have presented several technical papers at military and general laser conferences. We also exhibit at more than five trade shows on an annual basis. In addition, we use an outside agency for graphic arts and marketing communications.

Our advertisements and website are currently producing an average of one new inquiry per day. We manage the inquiries by parceling them into 1) standard products; 2) custom inquiries from desirable OEM target customers for products on our roadmap; and 3) other. Our general policy is to decline to quote on inquiries that do not fall within the first two categories.

Patents, Trademarks and Intellectual Property

We have been granted three patents and have 13 patents pending. These patents cover a suite of different technologies and are related to process (manufacturing), performance characteristics and design. We have applied for patents in our key markets of North America, Asia and Europe, and have been granted trade secret protection, where appropriate. We also believe that due to the complex nature of our products, they would be very difficult to reverse engineer and replicate with precision.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

We granted Finisar a non-exclusive license to all of our existing and future intellectual property rights. Finisar has no right to grant sub-licenses (except to end users) or assign its rights prior to September 2006. We may pay Finisar a forbearance fee of up to $1,500,000 (to be credited against the Termination Fee described hereinafter), to extend the restriction on sub-licensing or assignment by Finisar until September 2008. We may extinguish this license by paying Finisar a Termination Fee of $5,000,000 at any time prior to September 2006, $5,500,000 from September 2006 through September 2007 or $6,000,000 from September 2007 until September 2008. In addition, we granted Finisar most favored nation pricing assurances with respect to all Company products.

Research & Development

We currently conduct research and early stage development activities in-house. We retain title rights to all improvements or enhancements to our technology developed by or worked on by the outside laboratory. Mr. Ungar, our chief executive officer, is responsible for development of new product concepts. We have purchased materials and components for our products under development from a number of technology companies. We continue research on our Generation III technologies and other new concepts. We spent approximately $4.8 million for research and development in 2005 and $3.5 million in 2004.

Manufacturing

One of our core strategies is to tightly control our manufacturing process. We believe this is essential in order to maintain high quality products and enable rapid development and deployment of new products and technologies. We design and produce many of our own components and sub-assemblies in order to retain quality control. All of our manufacturing will be conducted at our Sylmar, California headquarters. We use contract manufacturing firms for certain specialized packaging functions.

Raw materials or sub-components required in the manufacturing process are generally available from several sources. However, any interruption or delay in the supply of any of these components or materials, or the inability to obtain these components and materials from alternate sources at acceptable prices and within a reasonable amount of time, would impair our ability to meet scheduled product deliveries to our customers and could cause customers to cancel orders.

We rely exclusively on our own production capability to manufacture certain strategic components, optics and optical systems, semiconductor lasers, lasers and laser-based systems. Because we manufacture, package and test these components, products and systems at our own facilities, and such items may not be readily available from other sources, any interruption in our manufacturing would adversely affect our business.

Customers

For the years ended December 31, 2005 and 2004 we had three and two major customers, respectively, whose revenue volume comprised approximately 61% and 94%, respectively, of our total revenue. Total government contract revenue during the years ended December 31, 2005 and 2004 was approximately 45% and 94%, respectively. As of December 31, 2005 the amounts due from government contracts was $15,669 and is included in accounts receivable in the accompanying financial statements.

Governmental Regulations

Our operations are subject to various federal, state and local environmental protection regulations governing the use, storage, handling and disposal of hazardous materials, chemicals, various radioactive materials and certain waste products. In the United States, we are subject to the federal regulation and control of the Environmental Protection Agency. We are further subject to regulation by the Los Angeles Fire Department and the South Coast Air Quality Management Department. Comparable authorities are involved in other countries and jurisdictions. We believe that compliance with federal, state and local environmental protection regulations will not have a material adverse effect on our capital expenditures, earnings and competitive and financial position.

Although we believe that our safety procedures for using, handling, storing and disposing of such materials comply with the standards required by federal and state laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident involving such materials, we could be liable for damages and such liability could exceed the amount of our liability insurance coverage and the resources of our business.

Legal Proceedings

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company. To our knowledge, we are not a party to any pending civil or criminal action or investigation.

Facilities

Our principal executive offices and manufacturing facilities are currently located at 15632 Roxford Street, Sylmar, California 91342 with a lease term of ten years and an option to extend at market rates for an additional five years of 40,320 square feet, and expiration on May 31, 2016 for the initial term and May 31, 2021 for the option. We use 18,000 square feet of our leased 40,320 square foot building and sub-let the remainder of our facility for warehousing space. We pay approximately $25,500 per month for lease payments and approximately $1,800 per month for common area maintenance and recover $5,000 from our subleases, all on a month-to-month basis.

Employees

We have 28 full-time and two part-time employees. In addition, we use two full-time contractors and two other contractors on an occasional basis. We have 14 employees in R&D/Engineering, four in sales & marketing, and five in general & administration. No employee is represented by a labor union, and we have never suffered an interruption of business caused by labor disputes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Background & Financing History

We were incorporated in November 2000 by Jeffrey Ungar, Ph.D. and George Lintz, MBA (our “Founders”). The Founders began as entrepreneurs in residence with DynaFund Ventures in Torrance, California and wrote the original business plan during their tenure at DynaFund Ventures from November 2000 to January 2001. The business plan drew on Dr. Ungar’s 17 years of experience in designing and manufacturing semiconductor lasers and Mr. Lintz’s 15 years of experience in finance and business; the primary objective was to build a state of the art wafer fabrication facility and hire a team of experts in the field of semiconductor laser design.

We secured our first round of equity financing in August 2001, led by Finisar Corporation (NASDAQ: FNSR), a telecommunications component manufacturer, headquartered in Sunnyvale, California. Finisar invested $5 million and DynaFund Ventures invested $2 million in our preferred stock. Other investors, including small funds and individuals, invested $2.03 million in the first round of financing.

In addition to Finisar’s equity investment, they made a five-year term loan to us for $7 million, closing in two tranches between August 2001 and January 2002. The total investment of Finisar was $12 million including the preferred equity and debt. The total equity and debt capital invested in our company, as of January 2002, was $16 million.

With the proceeds of the initial financings, the Founders recruited three scientists who had previously worked for Dr. Ungar to form the core of our chip design team. We entered into a lease on an industrial building in Sylmar, California, and proceeded to customize the facility, outfitting it with a unique set of semiconductor growth and processing equipment.

The founders and initial investors believed that the potential laser diode technology that could be developed would be robust and our success would not be dependent on a single market. Our originally targeted market was fiber optic telecommunications. As it became clear within the first two years of operations that the telecommunication market was experiencing a slump, we investigated numerous markets that could benefit from our laser diode technology. The Founders and the Board of Directors selected high power laser manufacturing for applications in the materials processing industry because of its mature market size of over one billion dollars per year. Our market research determined that we would have compelling competitive advantages in the materials processing market and that the burgeoning defense/homeland security laser market had significant areas of technology overlap with the industrial materials processing market.

In the first calendar quarter of 2003, we decided on a course to: (a) pursue the materials processing and defense/homeland securities market as long term target markets (with development of our Generation III products); (b) initiate a market presence by offering Generation I products which are in “form, fit and function” the same as other available products, but with higher reliability; (c) develop Generation II products which are form and fit the same as other available products, but with much higher functionality; and (d) use U.S. Government development funds to subsidize the development of our commercial products. We released our Generation I products in the second quarter of 2004 and are releasing our Generation II products in the fourth quarter of 2005. Generation III products are expected to be released in the fourth quarter of 2006. Generation I products have been sold to customers in the medical, printing and solid state pumping industries.

We have used government development funds to subsidize product development. We were awarded four Phase I “Small Business Innovation Research” contracts and three of them have progressed to Phase II contracts.. Recently, we were selected as a sub-contractor as part of a team working on a project for the Defense Advance Research Project Agency (“DARPA”). Our portion of the DARPA contract is $3.1 million to be carried out in two phases over three years. This contract will fund development of the early stages of semiconductor lasers to be used for Directed Energy Weapons; and the project overlaps with our development of lasers for the industrial materials processing market. In addition to U.S. Government funds, we have received development funds from U.S. prime defense contractors as well as a major foreign military contractor. The funds that we have received and expect to receive are for development that overlaps almost entirely with our commercial development.

In the third quarter of 2003, we raised a second round of equity financing. Finisar converted the $5 million remaining principal balance on their term loan into our Series B Preferred Stock and we raised an additional $2.8 million in new cash. Three of the five members of the Board of Directors at that time, founders Dr. Ungar and Mr. Lintz and independent director, Dr. Israel Ury, each purchased preferred stock in the Series B round of financing.

In the second quarter of 2004, we entered into a senior secured two-year note transaction with various investors and raised $3.25 million. In the second quarter of 2005, approximately $2.1 million of the $2.4 million outstanding balance was extended for an additional year. The largest participant in the note transaction, investing $2.5 million, was Envision Partners of which QPC’s Chief Financial Officer, Mr. Lintz, is a 50% partner.

From the fourth quarter of 2004 through the first quarter of 2005, we raised $5.9 million in a third round of equity financing. Investors who participated in this round were approximately sixty high net worth individuals.

In third quarter 2005, we raised $215,500 through a sale of our common stock to eight high net worth individuals.

In November 2005, we raised $500,000 pursuant to a 10% secured note financing with Jeffrey Ungar, our Chief Executive Officer, and George Lintz, our Chief Financial Officer. Pursuant to these bridge notes, we issued these lenders warrants to purchase 320,000 shares of common stock at $1.25 per share (“Bridge Warrants”). In connection with extensions of the maturity date of these bridge notes from January 2006 to April 2006, we granted 900,000 additional Bridge Warrants to these lenders. The bridge notes were paid in full as of April 25, 2006.

In January 2006, through a private placement offering, we raised $2,877,750 from the sale of 570,550 units of our securities, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock at $1.50 per share (for a total of 2,302,200 shares of common stock and 570,550 warrants).

Since February 2006, we closed on an additional 3,370,000 shares of common stock at a $1.25 per share for $4,212,500.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Impairment of Long-Lived Assets

On January 1, 2002, the Company adopted the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition.

Revenue Recognition

The majority of the Company’s revenues result from fixed-price contracts with U.S. government agencies. Revenues from fixed-price contracts are recognized under the percentage-of-completion method of accounting, generally based on costs incurred as a percentage of total estimated costs of individual contracts (“cost-to-cost method”). Revisions in contract revenue and cost estimates are reflected in the accounting period as they are identified. Provisions for the entire amount of estimated losses on uncompleted contracts are made in the period such losses are identified. No contracts were determined to be in an overall loss position at December 31, 2005. At December 31, 2005, there was no deferred revenue and approximately $10,774 of unbilled receivable related to these government contracts.

The Company recognizes revenues on product sales, other than fixed-price contracts after shipment of the product to the customer and formal acceptance by the customer has been received. Depending upon the specific agreement with the customer, such acceptance normally occurs subsequent to one or more of the following events: receipt of the product by the customer, installation of the product by the customer.

Accounts receivable are reviewed for collectibility. When management determines a potential collection problem, a reserve will be established, based on management’s estimate of the potential bad debt. When management abandons all collection efforts it will directly write off the account and adjust the reserve accordingly.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sales & Product Releases

QPC signed its first government development contract in the second quarter of 2002 and we shipped our first commercial product in the second quarter of 2004. We hired our first salesman in the fourth quarter of 2003, added a Director of Worldwide Sales in the third quarter of 2004 and a Senior Vice President of Marketing & Sales in the second quarter of 2005. Our Marketing and Sales Department is headed by Dr. Paul Rudy; he was recruited from a Director of Marketing position at Coherent Inc., the world’s largest publicly traded laser company. Dr. Rudy’s Ph.D. in physics and his eight years of sales and marketing experience uniquely qualified him to become head of sales and marketing. QPC’s Sales Department currently has three full time personnel and a network of worldwide representatives and distributors. We currently have 25 customers. We are still in the qualification stage of the sales cycle with most of these customers. However, several customers have made repeat orders and one customer ordered and received production quantity and made repeat orders. We expect many of the customers in the qualification phase to turn into production quantity customers in 2006. We have received “Non-recurring Engineering” funds, or “NRE” from several customers to develop custom products for them using our proprietary technology. In addition to the customers from whom we have received purchase orders, we currently receive approximately one inquiry per day from new potential customers, and we have more than $20 million per annum of opportunities in-house for which we are at various stages of presentation and proposal.

Total sales grew from $89,161 in 2002; to $229,079 in 2003; to $1,062,133 in 2004 to $1,073,091 in 2005. There were no “commercial” sales in 2002 and 2003, as all revenue was derived from government contracts. Commercial sales, which were initiated in 2004, contributed $75,002 to the total for the year. Calendar year 2005 was a transitional year for QPC sales for two primary reasons: (1) commercial sales contributed 55% of the total sales for the year (up from less than 10% in 2004); and (2) while absolute sales were approximately the same in 2005 as 2004, total backlog by January 2006 was approximately ten times greater than total backlog at the end of 2004.  Bookings shippable within 12 months at the end of 2004 were approximately $700,000 and $1,062,000 at the end of 2005.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004.

REVENUE. During the year ended December 31, 2005, QPC had revenue of $1,073,191 as compared to revenues of $1,050,816 during the year ended December 31, 2004, an increase of approximately 2%. This increase is attributable to growing our sales and marketing organization. We believe that our sales will continue to grow because we are strengthening our sales force and more new products will be launched. Additionally, we have existing contracts with scheduled shipments for 2006 which will cause our revenue to grow in 2006 without any additional sales or product releases, assuming we produce and ship according to our commitments.

COST OF REVENUE. Cost of revenue, which consist of direct labor, overhead and material costs, were $1,009,477 for the year ended December 31, 2005 as compared to $786,605 for the year ended December 31, 2004. This increase is attributable to a new mix of products that initially have a higher cost of labor and materials. We expect the gross profit to increase on our existing products as we continue to produce and ship them.

GROSS PROFIT. Gross profit was $63,714 for the year ended December 31, 2005 as compared to $264,211 for the year ended December 31, 2004, representing gross margins of approximately 6% and 25%, respectively. The decrease in our gross profits is attributable to a new mix of producs that initially has a higher cost of labor and materials. QPC’s management believes that in 2006, sales will increase while gross margin will increase as a result of increased efficiencies in our operations and higher volume production orders.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs which consist of salaries, professional and technical support fees, material and overhead, totaled $4,753,356 for the year ended December 31, 2005, as compared to $3,451,538 for the year ended December 31, 2004, an increase of approximately 38%.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses totaled $2,896,875 for the year ended December 31, 2005, as compared to $2,056,516 for the year ended December 31, 2004, an increase of approximately 41%. This increase is primarily attributable to the expansion of our marketing, sales and operations; and the reallocation of personnel and resources from research and development to manufacturing. At this point, manufacturing overhead is grossly underutilized.

NET LOSS. QPC had a net loss of $7,777,858 for the year ended December 31, 2005 as compared to $5,339,419 for the year ended December 31, 2004. The increase in net loss is attributable to growing our sales and marketing department, increased research and development activities, and ramping up operations for higher volume production. QPC management believes that net loss will decrease as we introduce new products and increase sales.

Liquidity and Capital Resources

QPC lost $5.3 million in 2004 and lost $7.8 million in 2005. We currently have negative cash flow of approximately $600,000 per month. As QPC plans to increase its revenue in 2006 and 2007, we expect to decrease the negative cash flow and turn to cash flow positive. Current resources and sales projections require us to raise an estimated $5 million of additional capital. We raised $2.9 million through an equity offering that ended in January 2006 and $4.5 million so far in a second equity offering. Depending on how much money we raise in this second equity offering, market conditions, and cash needs, we may raise additional capital in the twelve months by means of a private placement or other financing vehicle.

In addition to raising capital through private placements, we are exploring the possibility of engaging a corporate investor whose business areas can potentially leverage QPC’s technology and products. A strategic investor may be granted a favorable business arrangement, such as an exclusive license in a certain area of business as an inducement to make an investment in QPC. We believe that there are potential strategic investors who could leverage QPC’s technology to increase their own sales and contracts to much larger volumes than QPC could attain directly in the near to intermediate term.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment” Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.

However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005 and small business issuers will be required to adopt for reporting periods beginning after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes the impact of amortization of issued unvested options will not be significant to the Company’s overall results of operations or financial position.

In June 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” a replacement of existing accounting pronouncements. SFAS 154 modifies accounting and reporting requirements when a company voluntarily chooses to change an accounting principle or correct an accounting error. SFAS 154 requires retroactive restatement of prior period financial statements unless it is impractical. Previous accounting guidelines allowed recognition by cumulative effect in the period of the accounting change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, the FASB issued SFAS 155 Accounting for Certain Hybrid Financial Instruments, an amendment of SFAS 133 and 140. These SFAS’s deal with derivative and hedging activities and accounting for transfers and servicing of financial instruments and extinguishment of liabilities. FAS 155 is effective for all financial instruments acquired or issued in an entity’s first fiscal year beginning after September 15, 2006. The Company does not engage in the activities described in these SFAS’s and does not have any intention of engaging in those activities when SFAS 155 becomes effective. The Company has evaluated the impact of the adoption of SFAS 155, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

INFLATION

We believe that inflation has not had a material effect on our operations to date.

RISK FACTORS

FACTORS THAT MAY AFFECT FUTURE PERFORMANCE

Before investing in our common stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings.  Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

RISKS OF THE BUSINESS

Because we are not profitable and expect to incur additional losses, we will require additional financing to sustain our operations and without it we may not be able to continue operations. At December 31, 2005, we had cash on hand of $69,440 and, for the fiscal year ended December 31, 2005, incurred an operating loss of $7.8 million. As of December 31, 2005, we had an accumulated deficit of approximately $32.8 million which includes losses incurred to date and preferred stock dividends in the form of common stock. We have never earned a profit and we anticipate that we will continue to incur losses for at least the next 18 months. We continue to operate on a negative cash flow basis. Our independent accountants have issued a going concern qualification in their report on our financial statements as of and for the period ending December 31, 2005. We believe that we will need to raise at least an additional $5 million in financing in order to have sufficient financial resources to fund our operations for the next 12 months because we are running a cash flow deficit. We may need additional funds to continue our operations, and such additional funds may not be available when required.

To date, we have financed our operations through the sale of stock and certain borrowings. We expect to continue to depend upon outside financing to sustain our operations for at least the next 12 months. Our ability to arrange financing from third parties will depend upon our perceived performance and market conditions. Our inability to raise additional working capital at all or to raise it in a timely manner would negatively impact our ability to fund our operations, to generate revenues, and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately forcing us to go out of business.

We have no committed sources of additional capital. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and the net proceeds from equity financings. If our capital resources are insufficient, we will have to raise additional funds. We may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary businesses or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our current products, license new products or enhance our products and services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of our common stock. If we choose to raise additional funds through the issuance of equity securities, this may cause significant dilution of our common stock, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

We are an early stage company with a limited operating history no significant revenues. We were formed in November 2000. Since that time, we have engaged in the formulation of a business strategy and the design and development of technologically advanced products. We have recorded limited revenues from various government-funded research programs, and we have generated only limited revenues from the sale of products. Our ability to implement a successful business plan remains unproven and no assurance can be given that we will ever generate sufficient revenues to sustain our business.

We do not have sufficient revenues to service our debt. As of December 31, 2005, we had $3.0 million of debt secured by our fixed assets and intellectual property. The debt accrues interest at a rate of 10% per annum and requires monthly payments until June 25, 2007. Additional debt accrues interest at a rate of 10% per annum and requires monthly payments until September 30, 2008, and may be extended at the option of the lenders under certain conditions. On November 25, 2005, we added $500,000 of bridge debt secured by our fixed assets and intellectual property. On January 25, 2006, we extended the maturity date of the bridge debt from January 31, 2006 to March 27, 2006 and granted 300,000 additional warrants and paid the note holders an additional fee. We will be forced to grant additional warrants the longer this debt remains outstanding which will dilute your ownership.

The debt accrues interest at a rate of 10% per annum and is intended to be repaid from the proceeds of equity offering. We may not have enough capital to be able to fully cover debt service on these and other notes. We are relying on increased revenue and additional capital infusions to pay off this debt. We may not be able to increase our revenues or raise sufficient funds from third parties in order to carry out our business plan or repay the debt.

We have only limited proven commercial products. We are currently engaged in the design and development of laser diode products for certain industrial and defense applications. Our most advanced technologies, including without limitation, our “Generation III” products, are in the design or prototype stage. These technologies may not be commercially viable for at least one year, more specifically, we expect to ship prototypes of our Generation III products in the fourth quarter of 2006, if they ever become viable at all. We have received only a limited number of purchase orders for our products and we only have a limited number of contractual arrangements to sell our products. The process of qualifying laser diodes for purchase by commercial or defense customers is lengthy and unpredictable. No assurance can be given that any of our products will achieve commercial success.

We are dependent on our customers and vulnerable to their sales and production cycles. For the most part, we do not sell end-user products. We sell laser components that are incorporated by our customers into their products. Therefore, we are vulnerable to our customers’ prosperity and sales growth. Failure of our customers to sell their products will ultimately hurt their demand for our products, and thus, have a material adverse effect on our revenues.

Unusually long sales cycles may cause us to incur significant expenses without offsetting revenue. Customers often view the purchase of our products as a significant and strategic decision. Accordingly, customers typically expend significant effort in evaluating and testing our products before making a decision to purchase them, resulting in a long sales cycle, While our customers are evaluating our products and before they place an order, we may incur substantial expenses for sales and marketing and research and development to customize our products to the customer's needs. Even after evaluation, a potential customer may not purchase our products. As a result, these long sales cycles may cause us to incur significant expenses without ever receiving revenue to offset those expenses.

The markets for our products are subject to continuing change that may impair our ability to successfully sell our products. The markets for laser diode products are volatile and subject to continuing change. For example, since 2001, the market for telecommunications and data communications products has been severely depressed while a more robust market for defense and homeland security applications has developed during the past year and a half. We must continuously adjust our marketing strategy to address the changing state of the markets for laser diode products, we may not be able to anticipate changes in the market and, as a result, our product strategies may be unsuccessful.

Our products may become obsolete if we are unable to stay abreast of technological developments. The photonics industry is characterized by rapid and continuous technological development if we are unable to stay abreast of such developments, our products may become obsolete. We lack the substantial research and development resources of some of our competitors. This may limit our ability to remain technologically competitive.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team. We are heavily dependent on the continued services of Jeffrey Ungar, our Chief Executive Officer, George Lintz, our Chief Financial Officer and Chief Operating Officer, Thomas Stakelon, our Vice President, Engineering, and Paul Rudy, our Senior Vice President of Marketing and Sales. We do not have long-term employment agreements with any of the members of our senior management team. Each of those individuals without long-term employment agreements may voluntarily terminate his employment with the Company at any time upon short notice. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. We maintain $3.0 million and $2.0 million key man insurance policies on Mr. Ungar and Mr. Lintz, respectively. Although we intend to issue stock options or other equity-based compensation to attract and retain employees, such incentives may not be sufficient to attract and retain key personnel.

We are also dependent for our success on our ability to attract and retain technical personnel, sales and marketing personnel and other skilled management. Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect our business. If we fail to attract, train and retain sufficient numbers of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Our business is dependent upon proprietary intellectual property rights. We have employed proprietary information to design our products. We seek to protect our intellectual property rights through a combination of patent filings, trademark registrations, confidentiality agreements and inventions agreements. However, no assurance can be given that such measures will be sufficient to protect our intellectual property rights. If we cannot protect our rights, we may lose our competitive advantage. Moreover, if it is determined that our products infringe on the intellectual property rights of third parties, we may be prevented from marketing our products.

The grant to Finisar of a nonexclusive license to our intellectual property rights may impair our ability to realize the full value of our intellectual property assets. Pursuant to the terms of an Exchange Agreement with Finisar, we granted Finisar a royalty free, fully paid, nonexclusive license to all of our existing and future intellectual property (the "IP License"). Finisar has no right to grant sub-licenses (except to end users) or assign its rights prior to September 2006. The Company may pay Finisar a forbearance fee of up to $1,500,000 (to be credited against the Termination Fee described hereinafter), to extend the restriction on sub-licensing or assignment by Finisar until September 2008. The Company may extinguish this license by paying Finisar a Termination Fee of $5,000,000 at any time prior to September 2006, $5,500,000 from September 2006 through September 2007 or $6,000,000 from September 2007 until September 2008. In addition, the Company granted Finisar most favored nation pricing assurances with respect to all Company products. No assurance can be given that we will have adequate funds to repurchase the IP License prior to expiration of our repurchase rights. The existence of the IP License may impair our ability to realize the full value of our intellectual property assets. For example, we will not be able to enter into an exclusive license arrangement with any party as long as the IP License is outstanding. Finisar may potentially sell similar products at lower prices, thereby reducing our profit margin. Potential licensees may be expected to offer us less value for any nonexclusive rights as compared to the value we might realize if we were to grant exclusive rights. Moreover, the existence of the IP License may make it more difficult to enter into strategic business relationships with third parties.

We currently rely on R&D Contracts with the U.S. Government. Currently, a significant part of our near term revenue is expected to be derived from research contracts from the U.S. Government. Changes in the priorities of the U.S. Government may affect the level of funding of programs. We may benefit if greater funds are allocated toward defense spending to the extent that our business is relevant to such defense programs. However, changes in priorities of government spending may diminish interest in sponsoring research programs in our area of expertise.

We may incur debt or issue preferred stock in the future. In order to purchase equipment, terminate the Finisar License Agreement or fund operations, QPC may issue additional debt instruments or preferred stock which will have a senior claim on the assets of QPC in the event of a sale of assets. Debt service may cause strain on cash flow and impair business operations.

We face intense competition, including competition from companies with significantly greater resources than ours, and if we are unable to compete effectively with these companies, our market share may decline and our business could be harmed. The laser industry is highly competitive with numerous competitors from well-established manufacturers to innovative start-ups. A number of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas may enable them to compete more effectively on the basis of price and production and more quickly develop new products and technologies. In addition, new companies may enter the markets in which we compete, further increasing competition in the laser industry. For instance, larger companies such as Northrop Grumman and BAE Systems are currently developing laser technology to protect airliners from portable rocket launchers. We believe that our ability to compete successfully depends on a number of factors, including our innovative and advanced R & D department, strength of our intellectual property rights, and advanced manufacturing facility are the most important competitive factors and we plan to employ these elements as we develop our products and technologies, but there are many other factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products, which would adversely impact the trading price of our common shares.

If our facilities were to experience catastrophic loss, our operations would be seriously harmed. Our facilities could be subject to a catastrophic loss from fire, flood, earthquake or terrorist activity. All of our research and development activities, manufacturing, our corporate headquarters and other critical business operations are located near major earthquake faults in Sylmar, California, an area with a history of seismic events. Any such loss at this facility could disrupt our operations, delay production, and revenue and result in large expenses to repair or replace the facility. While we have obtained insurance to cover most potential losses, we cannot assure you that our existing insurance coverage will be adequate against all other possible losses.

The relative lack of public company experience of our management team may put us at a competitive disadvantage. Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock. We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2006. Our lack of familiarity with Section 404 may unduly divert management’s time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance. Although we currently have property insurance, liability insurance, and employment practices liability insurance, we may not be able to obtain all insurance policies that would adequately insure our business and property against damage, loss or claims by third parties. To the extent our business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, our financial condition may be materially adversely affected. We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Economic, political, military or other events in the United States could interfere with our success or operations and harm our business. We market and sell our products and services in the United States and abroad. The September 11, 2001 terrorist attacks disrupted commerce throughout the United States and other parts of the world. The continued threat of similar attacks throughout the world and the military action, or possible military action, taken by the United States and other nations, in Iraq or other countries may cause significant disruption to commerce throughout the world. To the extent that such disruptions further slow the global economy or, more particularly, result in delays or cancellations of purchase orders for our products or extends the sales cycles with potential customers, our business and results of operations could be materially adversely affected. We are unable to predict whether the threat of new attacks or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have a long-term material adverse effect on our business, results of operations or financial condition.

MARKET RISKS.

Our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. Prior to the Share Exchange, QLI’s common shares have had no trading volume on the OTC Bulletin Board. Through this Share Exchange, QPC has essentially become public without the typical initial public offering procedures which usually include a large selling group of broker-dealers who may provide market support after going public. Thus, we will be required to undertake efforts to develop market recognition for us and support for our shares of common stock in the public market. The price and volume for our common stock that will develop after the Share Exchange cannot be assured. The number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days, weeks, months, or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the Common Stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our shares of common stock may be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in our revenues and operating expenses;
•	announcements of new products or services by us;
•	fluctuations in interest rates;
•	significant sales of our common stock, including “short” sales;
•	the operating and stock price performance of other companies that investors may deem comparable to us; and
•	news reports relating to trends in our markets or general economic conditions.

The stock market in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director. QLI’s articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, QLI’s articles of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize their investment.

Our operating results may fluctuate significantly, and these fluctuations may cause our common stock price to fall. Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. Factors that may affect our quarterly results include:

•	market acceptance of our products and technologies and those of our competitors;
•	speed of commercialization of our early stage, state-of-the-art designs and developments;
•	our ability to attract and retain key personnel; and
•	our ability to manage our anticipated growth and expansion.

Our executive officers, directors and insider stockholders own or control at least 45% of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in you receiving a premium over the market price for your Shares. We estimate that approximately 45% of our outstanding shares of common stock is owned and controlled by a group of insiders, including our directors and executive officers. Such concentrated control of the Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Accordingly, the existing principal stockholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire Shares, you may have no effective voice in the management of the Company.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

The foregoing risk factors are intended only as a summary of certain risk factors attendant to an investment in the Securities.

DESCRIPTION OF PROPERTY

The Company’s headquarters is currently located at 15632 Roxford Street, Sylmar, California 91342. . We use 18,000 square feet of our leased 40,320 square foot building which allows us to conduct nearly all of our operations on site, including R&D, semiconductor wafer fabrication, processing and packaging. We sublet the remainder of our facility for warehousing space.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT
PRIOR TO THE SHARE EXCHANGE

The following table sets forth, as of May 12, 2006, certain information regarding the ownership of the Company’s capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of May 12, 2006 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based on 52,300,000 shares of the Common Stock issued and outstanding on a fully diluted basis, as of May 12, 2006.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Julie Morin (2)	50,000,000	96%
	All officers and directors as a group (1 person)	50,000,000	96%

____________
(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is 703 E. 27th Street, Spokane, Washington 99203.

(2)
Julie Morin is the Chief Executive Officer and sole Director of QPC Lasers, Inc. This excludes the sale of 48,294,115 shares of Company common stock to Target and transfer of 1,334,385 shares of Company common stock concurrent with the Share Exchange.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT
AFTER THE SHARE EXCHANGE

The following table sets forth information as of May 12, 2006 with respect to the beneficial ownership of the outstanding shares of Company’s capital stock immediately following the Share Exchange by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors who will take office as of the effective date of the Share Exchange; and (iii) all the aforementioned officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)
Common Stock	Jeffrey Ungar (3)	4,640,060	14.6%
	George Lintz (4)	2,858,184	8.8%
	Israel Ury	71,030	*
	Robert Adams (5)	107,059	*
	Merrill McPeak (6)	58,333	*
	Thomas Stakelon	233,000	*
	Paul Rudy(7)	425,000	1.4%
	Finisar Corporation	6,750,726	21.8%
	All officers and directors as a group (7 persons) - Ownership of Common Stock (8)	8,359,333	24.5%

(1)
Unless otherwise noted, the address for each of the named beneficial owners is: 15632 Roxford Street, Sylmar, California 91342. Unless otherwise indicated, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes voting and/or investment power with respect to securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty days of the date of this offering memorandum are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership set forth in the above table, unless otherwise indicated.

(2)	The calculations of percentage of beneficial ownership are based on 30,992,004 shares of common stock outstanding as of May 12, 2006.

(3)	Includes 100,000 shares underlying options exercisable at $0.38 per share and 828,000 shares underlying warrants exercisable at $1.25 per share.

(4)
Includes 100,000 shares underlying options exercisable at $0.38 per share, 892,000 shares underlying warrants exercisable at $1.25 per share, and 700,000 shares underlying warrants exercisable at $1.00 per share. Also includes 1,046,184 common shares held by Lintz Family Trust.

(5)	Includes 33,333 shares underlying options to purchase common stock.

(6)	Includes 58,333 shares underlying options at $1.25 per share.

(7)
Includes 200,000 shares underlying options exercisable at $0.38 per share. Also includes 225,000 shares underlying options at a price to be determined by the Board of Directors but likely to be $1.25 per share.

(8)	Includes 3,136,666 shares underlying options to purchase common stock.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

In connection with the Exchange Transaction, effective May 12, 2006, Ms. Morin resigned as Chief Executive Officer and sole Director of the Company,

Effective May 12, 2006, the Board of Directors, appointed Jeffrey Ungar as Chief Executive Officer and a Director, and George Lintz as Chief Financial Officer and a Director. The Board of Directors also appointed Merrill McPeak, Israel Ury and Robert Adams as new Directors on the Board.

The following tables summarizes the Company's current executive officers and directors and the proposed executive officers and directors of the Company:

Name	Age	Position
Jeffrey Ungar	47	Chief Executive Officer, Chairman of the Board, Co-Founder and Director
George Lintz	45	Chief Financial Officer, Chief Operating Officer, Co-Founder and Director
Israel Ury	49	Director
Robert Adams	73	Director
Merrill A. McPeak	70	Director
Thomas Stakelon	59	Vice President, Engineering
Paul Rudy	35	Senior Vice President of Marketing and Sales
Timothy Franey	63	Vice President, Manufacturing

Jeffrey Ungar, Ph.D., President, Chief Executive Officer, Co-Founder and Director
Dr. Ungar started QPC in 2000 after a 17 year career at Ortel Corporation, a pioneer in the development of analog fiber optic technology for CATV. He joined Ortel in 1983 as one of the first five employees, and stayed at Ortel until after its sale to Lucent Technologies in 2000 for approximately $2.95 billion. At Ortel, he occupied senior positions including Director of Advanced R&D for Optoelectronic Devices and Director of Material and Structure Technologies. He holds a Ph.D. in Nuclear Physics from Caltech.

George M. Lintz, M.B.A., Chief Financial Officer, Chief Operating Officer, Co-Founder and Director
Mr. Lintz started QPC along with Dr. Ungar in 2000 after a fifteen year career in investment banking. Mr. Lintz founded Lintz Glover White & Company in 1987, an SEC registered, NASD member broker/dealer, and ran the Broker-Dealer until it was acquired in December 1999. During his tenure at Lintz Glover White, Mr. Lintz financed a number of early stage companies from the technology and finance industries. He founded and served as Chairman of G&H Financial, a commercial finance lender from 1989 to 1994, in which capacity he provided asset-based financing for manufacturing companies. In 1994, Mr. Lintz was appointed by the California State Senate to serve as an advisor to their Local Government Investment Committee. As an advisor, he assisted in drafting the legislation that governs investment practices of state and local government entities in California. Mr. Lintz has been associated with various financial services firms on a part-time basis until July 2005. Mr. Lintz received his M.B.A. in Finance from New York University in 1984.

Israel Ury, Director
Dr. Ury has served as QPC’s Director since November 2001. From July 2001 to September 2002, he also served as a director for Memlink, Inc. From February 2000 to July 2001 he served as a Senior Technology Consultant for Lucent Technologies and Agere Systems. Dr. Ury founded and served as an executive officer of diode laser manufacturer, Ortel Corporation from 1980 to 2000. Dr. Ury received his B.S. and M.S. from the University of California at Los Angeles, and his Ph. D from California Institute of Technology.

Robert Adams, Director
Mr. Adams was appointed a director in May 2006. Mr. Adams began his career as an engineer at Bendix Aviation designing control systems for aircraft jet engines. He then designed ordnance systems as a non-commissioned army officer. After military service, he worked as a design engineer at Inland Steel Co. where he became involved in the use of computers to control steel making processes. He continued this interest as a control system designer at TRW/Bunker Ramo where he received several patents for multivariable control systems in the production of steel products.

In 1969, Mr. Adams joined Xerox Corporation. At the time Mr. Adams was Vice President of Marketing at SDS responsible for planning and marketing of new technologies. In 1975 he advanced within Xerox and managed a new business using computers to convert high-speed copiers into laser printers. This business alone has grown to over $6 billion in annual revenue. Mr. Adams was promoted from the President of Printing Systems to Group Vice President of the Xerox Systems Group (XSG) where he led the introduction of a number of new office products, some  from Xerox PARC. At this time he sponsored a project to develop the first high-speed digital copier which under his guidance resulted in the development of high-quality, and high-speed digital scanners. Engineering of these products required the design of 13 application specific IC’s (ASIC’s) and other advance electronic design concepts. Mr. Adams was promoted to Executive Vice President in 1986 and moved to Xerox headquarters in Connecticut. In 1989 Mr. Adams began a venture capital activity on behalf of Xerox (Xerox Technology Ventures). XTV was completed in 1999. For the past five years, Mr. Adams has managed Adams Capital Management, a private investment company. Mr. Adams serves on the Board of Directors of Tekelec Corp. (NASDAQ-NMS: TKLC), a manufacturer of network switching products, and The Los Angeles Opera Company, a private corporation. Mr. Adams received a B.S. in Mechanical Engineering from Purdue University and an M.B.A. from the University of Chicago. He was awarded the Distinguished Engineering Alumnus in 1983 as well as the Outstanding Mechanical Engineer from Purdue. He was elected a Life Member of the President’s Council of the University of Chicago Graduate School of Business.

Merrill (“Tony”) McPeak, Director
Gen. Merrill A. McPeak has served as the Vice-Chairman of our Board of Directors since January 2006. Gen. McPeak is President of McPeak and Associates, a management-consulting firm he founded in 1995. Gen. McPeak was Chief of Staff of the Air Force during the early 1990s. He entered the U.S. Air Force in November 1957 and was a fighter pilot during his early years. He flew 269 combat missions in Vietnam. In 1967-68, he performed in nearly 200 official air shows as Solo Pilot for the USAF Aerial Demonstration Team, the “Thunderbirds.” He commanded NATO’s 20th Fighter Wing in 1980-81, Twelfth Air Force in 1987-88, Pacific Air Forces from 1988 to 1990, and was Chief of Staff of the Air Force from November 1990 to October 1994, when he retired from active military service. General McPeak is Chairman of the Board of Ethicspoint, Inc. and a director of several other private companies. He is a director of the following public companies: Del Global Technologies (OTC: DGTC), a manufacturer and marketer of medical imaging systems; Gigabeam Corporation (OTC BB: GGBM), a supplier of high performance, high availability fiber-speed wireless communications; Health Sciences Group, Inc., (OTC BB: HESG), a provider of preventive healthcare alternatives; MathStar (NASDAQ-NMS: MATH), a designer and marketer of specialized semiconductor integrated circuits; and Tektronix, Inc. (NYSE: TEK), a manufacturer and marketer of test and measurement solutions.

Thomas Stakelon, Ph.D., V.P. Engineering
Dr. Stakelon serves as the VP of Engineering at QPC where he is responsible for managing the engineering resources that are delivering the Company's new products. Before joining QPC, he was Director of Engineering at Spectra-Physics, Inc. where he led development and reliability qualification of high power laser diode products for pumping solid state lasers, materials processing, telecommunications and other markets. During a long career at Agere Systems and Lucent Technologies, he successfully introduced important new optical products for telecommunications. Most recently, as President of LD Fiberoptics, he launched a small subsidiary of Agere's for the automated manufacture of passive optical components. Prior to this, he led teams developing new products and manufacturing processes for Lucent's' optoelectronics division. These included optical amplifiers, passive components, pump laser modules and low cost laser modules for terrestrial and undersea applications. He worked with other major companies on several joint product developments. While at Lucent, he focused on device packaging, product reliability and the customer technical interface. These efforts resulted in numerous design wins with substantial new revenue. He is responsible for numerous patents, publications and short courses. He holds an M.S and a Ph.D. in Physics from the University of Illinois.

Paul Rudy, Ph.D., Senior Vice President of Marketing and Sales
Paul comes to QPC from an extensive career with Coherent, Inc. He served as Director of Marketing at Coherent Inc.’s Semiconductor Business Unit, leading the tactical and strategic marketing activities of the high power diode laser business, overseeing product management and developing strategies for the business unit’s technology, products, and markets. From 2000 through 2003, Dr. Rudy acted as Coherent’s Market Development Manager, responsible for developing and executing sales and tactical marketing strategies in the defense and graphics arts markets in North America. Prior to this, he acted as the Product Marketing Manager for Coherent Semiconductor Business Unit, focusing on unmounted bars and stacks. From 1997 to 1999, he was the Scientific Sales Engineer in the Mid-Atlantic region for Coherent Semiconductor Group and Coherent Laser Group. There, he developed several markets for Coherent Inc including the scientific market, enhanced imaging MRI, and defense applications. Prior to his position with Coherent Inc in the Mid-Atlantic, Dr. Rudy worked in the Advanced Technical Sales Group at Coherent, Inc. headquarters. He received his masters and doctoral degrees in physics studying laser manipulation of atoms at the University of Rochester and his B.S. and B.A. from Duke University in physics and philosophy.

Timothy Franey, V.P., Manufacturing

Mr. Franey was retained as the Vice President, Manufacturing in May 2006. Immediately prior to joining Target, Mr. Franey worked at JDS Uniphase from May 2005 to March 2006, as a Senior Program Manager integrating the merger with Lightwave Electronics Corporation. Prior to that, Mr. Franey served as Vice President, Operations from May 1997 to May 2005 at Lightwave, an OEM Manufacturer of Diode Pumped Solid State Laser Products. Reporting to the Chief Executive Officer, Mr. Franey had global operational responsibilities for supply chain, IS/IT, quality, production, facilities and manufacturing engineering management. He holds two B.S. degrees in Electrical Engineering and Industrial Engineering from the University of Washington. He also holds an M.B.A. from Santa Clara University.

EXECUTIVE COMPENSATION

None of our executive officers received compensation in excess of $120,000 for the fiscal years ended December 31, 2005, 2004 or 2003, respectively. The following table summarizes all compensation received by our previous Chief Executive Officer, President and Chief Financial Officer in fiscal years 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

							LONG TERM COMPENSATION
		ANNUAL COMPENSATION					AWARDS		PAYOUTS
Name and Principal Position	Year		Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs	LTIP Payout ($)	All Other Compen-sation ($)
Julie Morin,	2005			$(1)
Former CEO	2004	$					10,000
and CFO	2003	$
_______________

(1)	As of December 31, 2005, Ms. Morin was the President, Chief Executive Officer and sole director of the Company. Ms. Morin has not received any payment for her position.

STOCK OPTION GRANTS AND EXERCISES

For the fiscal year ended December 31 2005, and for each prior fiscal year, the Company did not issue any options or Stock Appreciation Rights to any officers, employees or directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS FOR QPC

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

COMPENSATION OF DIRECTORS

During the most recent fiscal year, our sole director, Julie Morin did not receive any compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a Loan Agreement, we issued a 10% secured promissory note in the principal amount of $200,000 to Jeffrey Ungar, our Chief Executive Officer, and another 10% secured promissory note in the principal amount of $300,000 to George Lintz, our Chief Financial Officer on November 25, 2005 (collectively, as amended, the “Bridge Notes” and Mr. Lintz and Mr. Ungar may be referred to as the “Bridge Noteholders”). The notes were due and payable on January 31, 2006. The lenders have a security interest in our cash, deposit accounts, fixed assets, intellectual properties, and certain insurance proceeds. This security interest is subordinated to our Senior Secured Promissory Notes originally issued on May 21, 2004 and the Senior Subordinated Secured Promissory Notes dated as of September 30, 2005. We also paid a loan origination fee of 5% or, $10,000 and $15,000, to each of Mr. Ungar and Mr. Lintz, respectively. We also granted to each of Mr. Ungar and Mr. Lintz, a warrant to purchase 128,000 and 192,000 shares of our common stock at $1.25 per share, respectively.

Effective as of January 25, 2006, we amended the Loan Agreement to mature on March 27, 2006 instead of January 31, 2006. This maturity date is subject to the Company’s option to further extend the maturity date by another 30 days (“Extension Option”). In consideration of this amendment, the Company paid the Bridge Noteholders a loan origination fee of 3% of the original principal amount of the Notes (“3% Origination Fee”) or $15,000. The Company also issued warrants to purchase shares of Common Stock at $1.25 per share. The Company issued 60,000 warrants for every $100,000 in principal loaned to the Company by the applicable Bridge Noteholder (“Bridge Warrants”). For every 30 day period beyond February 24, 2006 that the Bridge Notes remain outstanding, the Company is obligated to issue another 60,000 Bridge Warrants for every $100,000 in principal outstanding. If the Company exercises the Extension Option, it shall pay the Bridge Noteholders an additional 3% Origination Fee and additional 60,000 Bridge Warrants for every $100,000 in principal outstanding.

During 2004, we issued $3,250,000 of notes payable to seven note holders, some of whom are our stockholders. One note holder who purchased $2,500,000 in principal is a partnership of which Mr. Lintz is an owner. The original term of the notes are 24 months, bearing interest at 10% per annum, with no principal and interest payments required for the initial three months. The notes are secured by all of the assets of the Company, including its intellectual property. One warrant for every $1.33 of principal was granted to each note holder, with each warrant being convertible into one share of common stock at $3.75 per share. The warrants are immediately vested and have a six year term. During 2005, five of the seven note holders agreed to modify the terms of their notes. The modifications include deferring principal payments from April 2005 to March 2006, thereafter principal payments will commence until the notes are fully paid in May 2007. In addition, 840,000 warrants were issued to the five note holders who elected to defer principal payments on their loans.

DESCRIPTION OF SECURITIES

GENERAL

Our Company’s Articles of Incorporation provide for authority to issue 180,000,000 shares of Common Stock with a par value of $0.001 per Share. Immediately after the Closing, the capitalization of our Company consisted of 30,992,004 shares of Common Stock.

COMMON STOCK

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore. The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Company. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "PLFC.OB". The following table sets forth the high and low bid information for the common stock for each quarter since the stock was first listed for trading in May 2005, as reported by the Over-the-Counter Electronic Bulletin Board. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	LOW	HIGH
2006
First Quarter	*	*

2005
Fourth Quarter	*	*
Third Quarter	*	*
Second Quarter	*	*

As of April 30, 2006, there were approximately 24 stockholders of record of our common stock.
* There have been no trades of Company common stock during such quarter.

DIVIDENDS

We have never paid any dividends on the Common Stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the Common Stock or the Preferred Stock in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Holladay Stock Transfer and their address is 2939 North 67th Place, Scottsdale, Arizona, 85251. Their telephone number is 480-481-3940.

EQUITY COMPENSATION PLAN INFORMATION

The 2006 Stock Incentive Plan became effective on May 3, 2006 in connection with this transaction. All options to purchase stock of QPC which were outstanding at the time were assumed by us and converted into options to purchase shares of our common stock. The number of shares subject to each assumed and converted option was equal to the number of shares of common stock which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per share exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the options into shares of our common stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a corporation.

The 2006 Stock Incentive Plan permits issuance of restricted stock or stock options.  At May 2006, only stock options are outstanding.  Under the 2006 Stock Incentive Plan restricted stock or options may be granted to employees, non-employee members of our Board of Directors, and consultants and other independent advisors in our employ or service. The number of shares of common stock issuable under the 2006 Stock Incentive Plan is 5,400,000 shares.

Unvested options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed or replaced by the acquiring entity. The options that were granted while we were a limited liability company, however, will terminate in the event the Company is acquired and those options are not assumed by the acquiring entity (unless their vesting is accelerated by our Compensation Committee). Each option will have a maximum term (not to exceed 10 years) set by the plan administrator (our Compensation Committee) at the time of grant, subject to earlier termination following the optionee’s cessation of employment. All options are non-statutory options under the Federal tax law, unless they are incentive stock options granted to employees.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation or other business disputes including patent infringement, defamation and unfair competition. The Company’s management is not aware of any material legal proceedings pending against the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with the Company’s independent auditors. The Company engaged its independent auditors, Bagell Josephs, Levine & Company, L.L.C. in December 2004.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Share Exchange Agreement entered by and among shareholders of Quintessence Photonics Corporation, a Delaware corporation (“Target”), shareholders of the Target (the “Target Shareholders”), on the one hand, and Julie Morin (the “QLI Shareholder”), and the Company on the other hand, the Company issued shares of the Company’s Common Stock (the “QLI Shares”) to the Target Shareholders in exchange for 98% of the common stock of Target. The QLI Shares equaled 87% of the outstanding shares of the Registrant’s common stock. The issuance of the QLI Shares to the Target Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the Target Shareholders which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each person understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No officer or Director of the Company shall be liable to the Company or its shareholders for the damages for the breach of a fiduciary duty as a Director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

The Company may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as Director, officer, employee or agent, or arising of his status as such, whether or not the Company has the authority to indemnify him against such liability or expense.

The Company shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or Directors of the Company. The expenses of officers and Directors incurred and in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and Directors may have or hereafter acquire. Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Agreement entered by and among shareholders of Quintessence Photonics Corporation, a Delaware corporation (“Target”), shareholders of the Target (the “Target Shareholders”), on the one hand, and Julie Morin (the “QLI Shareholder”), and the Company on the other hand, the Company issued shares of the Company’s Common Stock (the “QLI Shares”) to the Target Shareholders in exchange for at least 98% of the common stock of Target. The QLI Shares equaled 87% of the outstanding shares of the Registrant’s common stock. The issuance of the QLI Shares to the Target Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D thereof. We made this determination based on the representations of the Target Shareholders which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each person understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

Under the Exchange Agreement, on the Closing Date, the Registrant issued QLI Shares to the Target Shareholders in exchange at least 98% of the common stock of Target. On the Closing Date, the Registrant issued one QLI Share to the Target Shareholders in exchange for each Target Share. In addition, all options, warrants and convertible notes (“Derivative Security”) that may be exercised or converted into Target Shares shall be exchanged for Derivative Securities that may be exercised or converted into QLI Shares. The number of QLI Shares underlying the new QLI Derivative Security will equal the number of QLI Shares that would have been issued to the Target security holder, had he exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing.

 The sole director of the Registrant and holder of a majority of QLI Shares has approved the Exchange Agreement and the transactions contemplated thereunder. Target’s directors and the Target Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”). The holder of a majority of QLI Shares also sold 48,294,115 QLI Shares to the Target for $250,000. These shares have since been retired by Target.

As a result of this transaction, the Target Shareholders acquired control of the Company because the QLI Shares entitle the Target Shareholders to hold 87% or the majority number of voting shares of the Company. As a result of this change in change in control, Julie Morin agreed to resign as the Company’s sole director, Chief Executive Officer and Chief Financial Officer. Further, prior to her resignation Morin , as the Company’s sole member of the Board of Directors (the “Board”), agreed to appoint Jeffrey Ungar as the Company’s new Chief Executive Officer, and George Lintz as the Company’s new Chief Financial Officer. In addition, the Board also appointed Jeffrey Ungar, George Lintz, Merrill McPeak, Israel Ury and Robert Adams as Directors.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation Of Director

Effective May 12, 2006, Julie Morin (“Morin”) resigned as the sole member of the board of directors of the Registrant. There were no disagreements between Morin and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Morin and informed her that she may furnish the Registrant as promptly as possible with a letter stating whether she agrees or disagrees with the disclosures made in response to this Item 5.02, and that if she disagrees, then the Registrant requests that she provide the respects in which she does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Morin as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b) Resignation Of Officers

Effective May 12, 2006, Morin resigned as the Chief Executive Officer and Chief Financial Officer of the Registrant.

(c) Appointment of Directors

Effective May 12, 2006, Jeffrey Ungar, George Lintz, Israel Ury, Merrill McPeak and Robert Adams were appointed as a members of the Registrant’s Board of Directors.

Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

(d) Appointment of Chief Executive Officer and Chief Financial Officer

Effective May 12, 2006, Mr. Jeffrey Ungar was appointed as Chief Executive Officer of the Registrant.

Effective May 12, 2006, Mr. George Lintz was appointed as the Chief Financial Officer of the Registrant.

Mr. Ungar and Mr. Lintz have no family relationships with any of the Company’s other executive officers or directors. Related party transactions involving Mr. Ungar and Mr. Lintz are described in Item 2.01 above.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

In connection with the Share Exchange Agreement the Company filed an amendment to its Articles of Incorporation increasing its authorized shares of common stock to 180,000,000 and changing the name of the Company from “Planning Force, Inc.” to “QPC Lasers, Inc.” The Company also amended and restated its Bylaws.

Item 5.06 CHANGE IN SHELL COMPANY STATUS

Under the Exchange Agreement, on the Closing Date, the Registrant issued QLI Shares to the Target Shareholders in exchange at least 98% of the common stock of Target. On the Closing Date, the Registrant issued one QLI Share to the Target Shareholders in exchange for each Target Share. In addition, all options, warrants and convertible notes (“Derivative Security”) that may be exercised or converted into Target Shares shall be exchanged for Derivative Securities that may be exercised or converted into QLI Shares. The number of QLI Shares underlying the new QLI Derivative Security will equal the number of QLI Shares that would have been issued to the Target security holder, had he exercised or converted the Target Derivative Security into Target Shares immediately prior to the Closing. As a result of the Exchange, Target shareholders owned 87% of QLI after the Closing Date.

The closing of this transaction (the “Closing”) occurred on May 12, 2006.

Prior to the transaction, the Registrant was a company providing event and retreat planning services for corporate customers. Since inception in August 2004, this business has generated minimal revenue for the Registrant. From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Target.

Item 9.01    FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements Of Businesses Acquired

The financial statements of Target for the the years ended December 31, 2005 and December 31, 2004 are incorporated herein by reference to Exhibit 99.2 to this Current Report.

(b)  Pro Forma Financial Statements

Our unaudited pro forma combined financial statements as of and for the year ended December 31, 2005 are incorporated herein by reference to Exhibit 99.3 to this Current Report.

Our unaudited pro forma combined balance sheet as of December 31, 2005 and our unaudited pro forma combined statement of operations for the year ended December 31, 2005 are incorporated herein by reference to Exhibit 99.3 to this Current Report, and are based on the historical financial statements of us and Target after giving effect to the Exchange Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Target is considered the accounting acquiror. The Exchange Transaction was completed on May 12, 2006. Because Target's owners as a group retained or received the larger portion of the voting rights in the combined entity and Target's senior management represents a majority of the senior management of the combined entity, Target was considered the acquiror for accounting purposes and will account for the Exchange Transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Target since, at the time of the acquisition, the development of our hardware product and the sales of our software product generated minimal revenues. Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet as of December 31, 2005 is presented to give effect to the Exchange Transaction as if it occurred on January 1, 2005 and combines the historical balance sheet of Target at December 31, 2005 and the historical balance sheet of QPC Lasers, Inc. at December 31, 2005. The unaudited pro forma combined statement of operations of Target and QPC Lasers, Inc. for the year ended December 31, 2005 is presented as if the combination had taken place on January 1, 2005.

Reclassifications have been made to QLI’s historical financial statements to conform to Target's historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes of Target’s and QPC Lasers, Inc. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant.

(c) INDEX TO EXHIBITS.

Exhibit Number	Description
2.1	Share Exchange Agreement by and among Quintessence Photonics Corporation (“Target”), QPC Lasers, Inc., the shareholders of Target, and Julie Morin dated May 12, 2006 (1)
3.1	Articles of Incorporation of QPC Lasers, Inc. as filed with the State of Nevada, as amended. (1) (2)
3.2	Amended and Restated Bylaws of QPC Lasers, Inc. (1)
99.1	Director’s and Officer’s Letter of Resignation by Ms. Julie Morin to the Board of Directors of QPC Lasers, Inc. (1)
99.2	Financial statements of Target for the years ended December 31, 2005 and December 31, 2004.(1)
99.3
Unaudited pro forma condensed financial statements of QPC Lasers, Inc., as of and for the fiscal year ended December 31, 2005 and unaudited pro forma Statement of Operations for the fiscal year ended December 31, 2005. (1)

______________
(1)	Filed herewith.
(2)	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006	QPC Lasers, Inc.

	By:	/s/ George Lintz
George Lintz
Chief Financial Officer